Exhibit 10.76(b)

31 January 2005

Dear Sirs,

Amendment and Settlement

We refer to the agreement entered into between us dated 22 December 2004 in relation to the sale and purchase of midiData Logistik GmbH, SIRVA Netherlands BV and North American (UK) Limited (the Agreement).  Words and expressions defined or attributed a meaning in the Agreement shall bear the same meaning where used in this letter and the provisions of clauses 18 to 30 of, and of Schedule 11 to, the Agreement shall apply mutatis mutandis to this letter.

In consideration of the mutual covenants contained in this letter, you and we hereby agree as follows:

1.             The Agreement shall be amended by the insertion of replacement figures for the Debt Free/Cash Free Price for each Set of Shares in Part A of Schedule 1 of the Agreement and (for the avoidance of doubt, pursuant to the final paragraph of clause 2.4 of the Agreement) the insertion of replacement figures for Estimated Cash and Estimated External Debt for each Target Company in the Annex to Schedule 10 to the Agreement, in each case as set out below.  The resulting Initial Share Prices payable pursuant to clause 2.4 of the Agreement in respect of each Set of Shares at Closing shall accordingly also be as set out below.

1 Shares/Target Company	2 Debt Free/Cash Free Price	3 Estimated Cash	4 Estimated External Debt	5 Initial Share Price
	€	€	€	€
8 Business Shares/midiData Logistik GmbH	6,000,000.00	734,055.98	142,411.90	6,591,644.08
10,000 ordinary shares/SIRVA Netherlands BV	1,500,000.00	890,236.02	Nil	2,390,236.02
100 ordinary shares and 1,699,900 redeemable ordinary shares/North American (UK) Ltd.	1,500,000.00	172,761.40	Nil	1,672,761.40
Total	9,000,000.00	1,797,053.40	142,411.90	10,654,641.50

2.             Each such amendment shall take effect from the date of this letter, the Agreement shall remain in full force and effect as so amended and, after the date of this letter, any reference in the Agreement to “this Agreement” shall be read and construed as a reference to the Agreement as so amended.

3.             The Purchasers each hereby acknowledge and agree that they have no right to rescind or terminate the Agreement, whether pursuant to clause 6.5 of the Agreement or otherwise, and undertake not to exercise, or to purport to exercise, any such right.

4.             The information contained or referred to in the Annex to this letter shall be deemed to have been disclosed to the Purchasers in the Disclosure Letter prior to the Agreement’s being entered into.  The rights and obligations of the parties under the Agreement shall be construed accordingly and the Purchasers each:

(a)           acknowledge and agree that the amendments to the Debt Free/Cash Free prices set out above are in full and final settlement of all claims (whether in contract, tort or otherwise, and including any claim for breach of the Warranty contained in paragraph 2.2(b) of Schedule 2 to the Agreement or of any other Warranty) which any Purchaser may have arising in respect of, and to the extent of, the facts, matters, events and circumstances disclosed in the Annex to this letter provided that such waiver shall not apply to any claims the Purchasers may have in respect of the Tax Covenant, clause 2.2 and schedule 10 of the Agreement or clause 12 of the Agreement;

(b)           waive any right to bring any such claim, undertake to the Sellers and to the Sellers’ Guarantor not to bring, and to procure that no other member of the Purchasers’ Group brings, any such claim or related proceedings of any nature in any jurisdiction and undertake to indemnify and hold harmless the Sellers and the Sellers’ Guarantor against any Costs that any of them or any other member of the Sellers’ Group may incur in connection with any such claim or proceedings being brought.

SIGNED	)
for and on behalf of	)	/s/ Gary Greasby
SIRVA UK LIMITED	)

SIGNED	)
for and on behalf of	)	/s/ Gary Greasby
MIDIDATA SPEDITION GmbH	)

SIGNED	)
for and on behalf of	)	/s/ Gary Greasby
ALLIED ARTHUR PIERRE SA	)

SIGNED	)
for and on behalf of	)	/s/ Ralph A. Ford
SIRVA WORLDWIDE, INC.	)

SIGNED	)
for and on behalf of	)	/s/ Charles Hallows
WINCANTON HOLDINGS LIMITED	)

SIGNED	)
for and on behalf of	)
WINCANTON TRANS EUROPEAN	)	/s/ Charles Hallows
HOLDINGS GMBH	)

SIGNED	)
for and on behalf of	)
WINCANTON TRANS EUROPEAN	)	/s/ Ian Mackie
MANAGEMENT GMBH	)

SIGNED	)
for and on behalf of	)
WINCANTON TRANS EUROPEAN	)	/s/ Ian Mackie
HOLDINGS BV	)